POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that the undersigned hereby constitutes and appoints each of Gail E. Lehman, Steven A. Wein and Heather M. DeGregorio, signing individually,
the undersigned's true and lawful attorney-in-fact to:

(i) prepare, and execute for and on behalf of the undersigned, and submit to the
U.S.
Securities and Exchange Commission (the "SEC") a completed Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and
passwords enabling the undersigned to make electronic filings with the SEC of reports
required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of
the SEC thereunder.

(ii) prepare, execute and file for and on behalf of the undersigned, in the undersigned's
capacity as an officer and/or director of the Hexcel Corporation (the "Company")
all
documents required to be filed by the undersigned pursuant to Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, including but not limited to
Forms 3, 4 and
5, and amendments to such forms, and any other forms or reports the undersigned may be
required to file in connection with the undersigned's ownership, acquisition, or disposition of
securities of the Company;

(iii) do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or
report, and timely file such form or report with the SEC and any stock exchange or similar
authority; and

(iv) take any other action of any type whatsoever in connection with the foregoing which
such attorney-in-fact believes may be of benefit to, in the best interest of, or legally required
by, the undersigned, it being understood that the documents executed by such attorney-in-fact
on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and
shall contain such terms and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to
do and perform any and every act and thing whatsoever requisite, necessary, or proper to
be done in the exercise of any of the rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or could do if personally present, with full
power of substitution or revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or
cause to be done by virtue of this power of attorney and the rights and powers herein
granted.

THIS POWER OF ATTORNEY shall remain in full force and effect until the earliest to
occur of (i) the revocation, in writing, of this  power of attorney by the undersigned, (ii)
such time as the undersigned is no longer required to file Forms 3, 4, and 5 with respect
to the undersigned's holdings of and transactions in securities issued by the
Company or,
(iii) as to each of the attorneys-in-fact, such time as such attorney-in-fact ceases to be an
employee of the Company or any of its affiliates. The undersigned hereby revokes all
Powers of Attorney prior to the date hereof granting the same or similar power
and
authority to any other attorney-in-fact employed by the Company or any of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of November, 2020.

       /s/ Amy Evans
                                              Amy Evans